Exhibit 3.7

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 02/08/2001 010064656 - 3354314
CERTIFICATE OF INCORPORATION
OF
AMERICOM FINANCIAL SERVICES, INC.

The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
ARTICLE I
The name of the Corporation is:               Americom Financial Services, Inc.
ARTICLE II
The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the city of Wilmington, 19808, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Service Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value one cent ($0.01) per share.
ARTICLE V
Election of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VI
In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, the Bylaws of the Corporation; subject to the right of the Stockholders entitled to vote with respect thereto to alter and repeal Bylaws made by the Board of Directors.

ARTICLE VII
To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary conduct as a director.
ARTICLE VII
The incorporator of the Corporation is Lisa J. Falenski whose mailing address is DOEPKEN KEEVICAN & WEISS PROFESSIONAL CORPORATION, 58th Floor, USX Tower, 600 Grant Street, Pittsburgh, Pennsylvania 15219.
IN WITNESS WHEREOF, the undersigned has hereunder set her hand and seal this 8th day of February, 2001.

/s/ Lisa J. Falenski
Lisa J. Falenski, Sole Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AMERICOM FINANCIAL SERVICES, INC.
********
Americom Financial Services, Inc., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
FIRST:  That, by consent of all of the Directors of the Corporation, the following resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable:
VOTED:     That, in the judgment of tire Board of Directors of the Corporation, it is advisable to amend the Certificate of Incorporation of the Corporation, and to so recommend to the sole stockholder of the Corporation, so that, effective upon the filing of a Certificate of Amendment of the Certificate of Incorporation of the Corporation, the name of the Corporation shall be changed from Americom Financial Services, Inc. to Old Mutual Business Services, Inc.
SECOND:  That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PH 09/25/2001 0104 762 78 - 3354314

FOURTH:  That the Certificate of Incorporation of the Corporation shall be further amended by changing the Article thereof numbered “FIRST" so that, as amended, said Article shall be and read as follows:
“FIRST:  The name of the corporation is Old Mutual Business Services, Inc ”
IN WITNESS WHEREOF, said Americom Financial Services, Inc. has caused this certificate to be signed by J CLIFFORD its TREASURER , this of 11 September, 2001.

Americom Financial Services, Inc.

By:	/s/ John p. Clifford

State of Delaware Secretary of State Division of Corporations Delivered 11:09 AM 04/11/2011 FILED 11:009 AM 04/11/2011 SRV 110399735 - 3354314 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
OLD MUTUAL BUSINESS SERVICES, INC.
*****
Old Mutual Business Services, Inc., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
DOES HEREBY CERTIFY:
FIRST:  That, by consent of all of the Directors of the Corporation, the following resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable:
VOTED:  That, in the judgment of the Board of Directors of theCorporation, it is advisable to amend the Certificate of Incorporation of the Corporation, and to so recommend to the sole stockholder of the Corporation, so that, effective on the later of: (i) the date the Certificate of Amendment of the Certificate of Incorporation of the Corporation is filed with the Secretary of State; or (ii) immediately after closing occurring pursuant to the First Amended and Restated Stock Purchase Agreement dated February 17, 2011 between OM Group (UK) Limited and Harbinger OM, LLC, but no later than 90 days after the Certificate of Amendment of Certificate of Incorporation is filed with the Secretary of State, the name of the Corporation shall be changed from Old Mutual Business Services, Inc. to Fidelity & Guaranty Life Business Services, Inc.
SECOND:  That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

CUST ID: 0002605488 WORK ORDER: 0003822068 DATE: 06-20-2011 12:31 PM AMT. PAID: $30.00

FOURTH:  That the Certificate of Incorporation of the Corporation shall be amended by changing the Article thereof numbered “FIRST’ so that, as amended, said Article shall be and read as follows:
“FIRST:  The name of the corporation is: Fidelity & Guaranty Life Business Services, Inc.”
IN WITNESS WHEREOF, said Old Mutual Business Services, Inc. has caused this certificate to be signed by Eric L.Marhoun, its Senior Vice President, General Counsel and Secretary this 6th day of April , 2011.

Old Mutual Business Services, Inc.

By:	/s/ Eric L. Marhoun
Eric L. Marhoun, Senior Vice President, General Counsel and Secretary